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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cogent Communications Group, Inc. for the registration of debt securities, shares of common stock, shares of preferred stock, and warrants for the purchase of debt securities, common stock or preferred stock and to the incorporation by reference therein of our reports dated March 13, 2006, with respect to the consolidated financial statements and schedule of Cogent Communications Group, Inc., Cogent Communications Group, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cogent Communications Group, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

McLean, VA
April 7, 2006

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Consent of Independent Registered Public Accounting Firm